Morgan Stanley U.S. Government Securities Trust
Item 77O- Transactions effected pursuant to Rule
10f-3


Securities Purchased:  Federal Home Loan Banks
1.000% due 9/26/2019
Purchase/Trade Date:	9/8/2016
Offering Price of Shares: $99.913
Total Amount of Offering: $3,000,000,000
Amount Purchased by Fund: $5,525,000
Percentage of Offering Purchased by Fund: 0.184%
Percentage of Fund's Total Assets: 1.00%
Brokers: Merrill Lynch, Pierce, Fenner & Smith
Incorporate, Nomura Securities International Inc., Wells
Fargo Securities, LLC, Barclays Capital Inc., Citigroup
Global Markets Inc., Deutsche Bank Securities Inc.,
FTN Financial Capital Markets, HSBC Securities (USA)
Inc., Morgan Stanley & Co. LLC, TD Securities (USA)
LLC
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Federal Home Loan Banks
0.875% due 10/1/2018
Purchase/Trade Date:	8/25/2016
Offering Price of Shares: $99.932
Total Amount of Offering: $3,750,000,000
Amount Purchased by Fund: $5,550,000
Percentage of Offering Purchased by Fund: 0.148%
Percentage of Fund's Total Assets: 1.02%
Brokers: Merrill Lynch, Pierce, Fenner & Smith
Incorporate, Nomura Securities International Inc., Wells
Fargo Securities, LLC, Barclays Capital Inc., Citigroup
Global Markets Inc., Deutsche Bank Securities Inc.,
FTN Financial Capital Markets, HSBC Securities (USA)
Inc., Morgan Stanley & Co. LLC, TD Securities (USA)
LLC
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.